UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 8, 2008

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

On July 8, 2008, Mr. Michael T. Vollkommer informed the Company that he will resign as Executive Vice President and Chief Financial Officer, effective at the close of business on July 15, 2008, to pursue other interests. Because Mr. Vollkommer is resigning for personal reasons, none of the severance or compensation provisions of his letter agreement with the Company are applicable to his resignation. Mr. Vollkommer’s resignation did not result from any disagreement between him and the Company on matters relating to its accounting, control environment or policies. Mr. Vollkommer has agreed to a serve as a consultant to the Company for six months following his resignation.

Appointment of Chief Financial Officer

Mr. Evan L. Hart, age 43, the Company’s Vice President and Controller, has been appointed as Senior Vice President and Chief Financial Officer effective July 16, 2008.

Mr. Hart has been Vice President and Controller since December 2007. He previously served as Vice President, Financial Planning and Analysis since September 2006. Prior to joining the Company, he was Vice President, Controller and Treasurer of Unisource Worldwide, Inc., a marketer and distributor of commercial printing & business imaging papers, packaging systems, and facility supplies and equipment, since November 2002.

The key terms of Mr. Hart’s compensation package are set forth below:

•	A base salary of $285,000 per year, which will be reviewed annually;

•	An annual target bonus of 60% of annual base salary, with a payout range from zero to 200% of target (based on the satisfaction of predetermined goals);

•	An annual equity opportunity commensurate with an executive-level position at the Company;

•	A car allowance of $1,500 per month;

•	Four weeks vacation each year; and

•

Severance of 18 months salary and 18 months bonus (with pro rata bonus for the year of termination and continuation of fringe benefits during the 18 month severance period) in the event that he is terminated by the Company without cause or if he terminates employment for good reason.

The Company has also entered into a Change-in-Control Severance Agreement with Mr. Hart that provides that if Mr. Hart’s employment is terminated other than for “cause” or for “good reason” within 24 months following a change-in-control, he would be entitled to a lump-sum payment equivalent to base salary and annual incentive bonus (generally calculated as the average of their actual annual incentive bonuses over the preceding three years) for, and continuation of certain benefits, such as group life and medical insurance coverage for a period of 24 months. The severance benefits under the change-in-control agreement include the immediate vesting of all unvested stock options, restricted stock and/or restricted stock units. The change-in-control agreement also provides for an additional payment sufficient to eliminate the effect of any applicable excise tax on severance payments in excess of an amount determined under Section 280G of the Internal Revenue Code. Payments subject to the excise tax would not be deductible by the Company. Mr. Hart is not entitled to receive duplicative severance benefits under any other Company-related plans or programs if benefits are triggered.

Appointment of Controller

Mr. Kevin G. McHugh, age 50, the Company’s Vice President, Financial Reporting has been appointed as Vice President and Controller effective July 16, 2008.

Mr. McHugh has been Vice President, Financial Reporting since January 2008. Prior to joining the Company, he served as Corporate Controller of Unisource Worldwide, Inc., a marketer and distributor of commercial printing & business imaging papers, packaging systems, and facility supplies and equipment, since February 2003. Before that, he was Controller of Roper Industries, Inc., a diversified industrial growth company providing engineered products and solutions for global niche markets, from January 1997 to December 2002.

The key terms of Mr. McHugh’s compensation package are set forth below:

•	A starting base salary of $200,000 per year, which will be reviewed annually;

•	An annual target bonus of 40% of annual base salary, with a payout range from zero to 200% of target (based on the satisfaction of predetermined goals);

•	An annual equity opportunity commensurate with an executive-level position at the Company;

•	Three weeks vacation each year; and

•

Severance of 12 months salary and 12 months bonus (with pro rata bonus for the year of termination and continuation of fringe benefits during the 12 month severance period) in the event that he is terminated by the Company without cause or if he terminates employment for good reason.

Defined Terms

With respect to the severance arrangements, Cause is defined generally as Executive’s (i) conviction or guilty plea of a felony or any crime involving fraud or dishonesty; (ii) theft or embezzlement of property from the Company; (iii) refusal to perform the duties of his or her position in all material respects; (iv) fraudulent preparation of financial information of the Company; (v) willful engagement in conduct that is demonstrably and materially injurious to the Company; or (vi) willful violation of material Company policies or procedures. Good Reason is defined generally as (i) the assignment of the Executive to duties materially inconsistent with the his or her authorities, duties, responsibilities, and status as an executive and/or officer of the Company, or a material reduction or alteration in the nature or status of the Executive’s authorities, duties, or responsibilities; (ii) the Company’s requiring the Executive to be based at a new or different location from the location of the his or her current principal job location or office; or (iii) a material reduction by the Company of the Executive’s base salary.

In the Change-in-Control Severance Agreement, Cause is defined generally as Executive’s (i) conviction or guilty plea of a felony or any crime involving fraud or dishonesty; (ii) refusal to perform the duties of his or her position in all material respects; (iii) fraudulent preparation of financial information of the Company; or (iv) willful engagement in conduct that is demonstrably and materially injurious to the Company. Good Reason generally means (i) the assignment of the Executive to duties materially inconsistent with his or her authorities, duties, responsibilities, and status as an executive and/or officer of the Company, or a material reduction or alteration in the nature or status of the Executive’s authorities, duties, or responsibilities; (ii) the Company’s requiring the Executive to be based at a location in excess of fifty miles from the location of his or her principal job location or office immediately prior to the Change in Control; (iii) a reduction by the Company of the Executive’s base salary; (iv) the failure of the Company to continue in effect any of the Company’s short- and long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or other compensation arrangements in which the Executive participates; (v) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company’s obligations under the Agreement; and (vi) a material breach of the Agreement by the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated July 14, 2008 – Mueller Water Products Announces Management Changes Incorporated by reference to Exhibit 99.1 to Mueller Water Products, Inc. Form 8-K (File No. 001-32892) filed on July 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2008	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Robert Barker
Robert Barker
Executive Vice President and General Counsel

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